Exhibit 99.2

Verizon Communications Inc. Pro Forma Combined Selected Financial Results

For the Year Ended December 31, 2008

		(dollars in millions)
	Historical	Pro Forma

Unaudited	Verizon (1)	Adjustments (2)	Combined

Operating Revenues	$ 97,096	$ 9,156	$ 106,252

Operating Expenses
Cost of services and sales	$38,801	$ 2,497	$ 41,298
Selling, general & administrative expense	25,723	3,210	28,933
Depreciation and amortization expense	14,505	1,155	15,660

Total Operating Expenses	79,029	6,862	85,891

Operating Income	$ 18,067	$ 2,294	$ 20,361

For the Year Ended December 31, 2008 by Quarter

				(dollars in millions)
	2008 (2)

Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Annual

Operating Revenues	$ 25,752	$ 26,366	$ 27,099	$ 27,035	$ 106,252

Y/Y % Change	6.1	5.3	5.8	5.2	5.6
Operating Expenses
Cost of services and sales	$ 10,006	$ 10,068	$ 10,676	$ 10,548	$ 41,298
Selling, general & administrative expense	6,992	7,265	7,409	7,267	28,933
Depreciation and amortization expense	3,811	3,872	3,941	4,036	15,660

Total Operating Expenses	20,809	21,205	22,026	21,851	85,891

Operating Income	$ 4,943	$ 5,161	$ 5,073	$ 5,184	$ 20,361
Y/Y % Change	15.8	12.1	6.8	10.5	11.2

(1)

Selected financial results before special items adjusted for the adoption of SFAS No. 160, which requires that net income be reported on a consolidated basis and then attributed to controlling and noncontrolling interests. See www.verizon.com/investor for a reconciliation of these non-GAAP measures.

(2)

The unaudited pro forma information contains the actual combined operating results of Verizon and Alltel Corporation (Alltel), with the results as of January 1, 2008 adjusted to include the pro forma impact of the elimination of transactions between Verizon and Alltel; conforming adjustments consisting primarily of reclassifications between service revenue and equipment and other revenue, as well as between cost of service and selling, general and administrative expenses to conform with Verizon’s classification of these items in its statement of income; the elimination of management fees paid by Alltel to its former owners for ongoing consulting and management advisory services; and the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the preliminary purchase price allocation.

Verizon Communications Inc. Wireless Pro Forma Selected Financial Results

For the Year Ended December 31, 2008

	(dollars in millions)
	Historical	Pro Forma

Unaudited	Verizon Wireless	Adjustments (1)	Combined
Revenues
Service revenues	$ 42,635	$ 7,082	$ 49,717
Equipment and other	6,697	2,158	8,855

Total Revenues	49,332	9,240	58,572

Operating Expenses
Cost of services and sales	$ 15,660	$ 2,581	$ 18,241
Selling, general & administrative expense	14,273	3,210	17,483
Depreciation and amortization expense	5,405	1,155	6,560

Total Operating Expenses	35,338	6,946	42,284

Operating Income	$ 13,994	$ 2,294	$ 16,288

For the Year Ended December 31, 2008 by Quarter

				(dollars in millions)
	2008 (1)

Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Annual

Revenues
Service revenues	$ 11,828	$ 12,242	$ 12,750	$ 12,897	$ 49,717
Equipment and other	2,043	2,140	2,316	2,356	8,855

Total Revenues	13,871	14,382	15,066	15,253	58,572

Y/Y % Change	12.9	11.4	12.1	12.3	12.2
Operating Expenses
Cost of services and sales	$ 4,221	$ 4,375	$ 4,832	$ 4,813	$ 18,241
Selling, general & administrative expense	4,284	4,354	4,528	4,317	17,483
Depreciation and amortization expense	1,588	1,612	1,655	1,705	6,560

Total Operating Expenses	10,093	10,341	11,015	10,835	42,284

Operating Income	$ 3,778	$ 4,041	$ 4,051	$ 4,418	$ 16,288
Y/Y % Change	20.3	16.1	14.3	29.9	20.1

(1)

The unaudited pro forma information contains the actual combined operating results of Verizon Wireless and Alltel Corporation (Alltel), with the results as of January 1, 2008 adjusted to include the pro forma impact of the elimination of transactions between Verizon Wireless and Alltel; conforming adjustments consisting primarily of reclassifications between service revenue and equipment and other revenue, as well as between cost of service and selling, general and administrative expenses to conform with Verizon Wireless’ classification of these items in its statement of income; the elimination of management fees paid by Alltel to its former owners for ongoing consulting and management advisory services; and the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the preliminary purchase price allocation.

Verizon Communications Inc. Verizon Wireless - Pro Forma Selected Financial and Operational Metrics (Unaudited)

  (dollars in millions, except ARPU and Customer data)

	2008

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Total Service ARPU	$50.17	$50.81	$51.45	$50.98

Total Data Revenues	$2,667	$2,934	$3,203	$3,418

Total Data ARPU	$11.31	$12.18	$12.92	$13.51
Sequential Change	N/A	$0.87	$0.74	$0.59

Total Data as a % of Service Revenues	22.5	24.0	25.1	26.5

Total Customers (000)	79,472	81,278	83,704	85,275
Total Net Adds (000) (1)	1,772	1,806	2,426	1,571
Total Churn	1.31%	1.23%	1.43%	1.46%

Retail Customers (000)	77,084	78,894	81,329	82,834
Retail Net Adds (000) (2)	1,797	1,810	2,435	1,505
Retail Churn	1.29%	1.22%	1.43%	1.47%

Retail Postpaid Customers (000)	72,610	74,293	76,622	77,965
Retail Postpaid Net Adds (000) (3)	1,445	1,683	2,329	1,343
Retail Postpaid Churn	0.99%	0.89%	1.08%	1.10%

Cash Expense per Customer	$27.41	$27.35	$28.42	$26.77

(dollars in millions, except Cash Expense per Customer)
	2008

Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Domestic Wireless Cash Expense Per Customer
Domestic Wireless Cost of Services and Sales	$4,221	$4,375	$4,832	$4,813
Domestic Wireless Selling, General & Administrative Expense	4,284	4,354	4,528	4,317
Less Equipment and Other Revenue	(2,043)	(2,140)	(2,316)	(2,356)

Cash Expense	$6,462	$6,589	$7,044	$6,774

Cumulative Average Customer (millions)	235.75	240.90	247.82	252.97

Cash Expense Per Customer	$27.41	$27.35	$28.42	$26.77

Footnotes:

(1)	Includes acquisitions and adjustments of 46,000, 646,000 and (122,000) in the second, third and fourth quarter of 2008, respectively.
(2)	Includes acquisitions and adjustments of 46,000, 627,000 and (139,000) in the second, third and fourth quarter of 2008, respectively.
(3)	Includes acquisitions and adjustments of 46,000, 606,000 and (130,000) in the second, third and fourth quarter of 2008, respectively.